Exhibit 77Q1(d)
ARTICLES SUPPLEMENTARY
TO
ARTICLES OF INCORPORATION
OF
LORD ABBETT SERIES FUND, INC.
      LORD ABBETT SERIES FUND, INC.
(hereinafter called the "Corporation"), a Maryland corporation, hereby certifies to the State
Department of Assessments and Taxation of Maryland, that:
      FIRST: The Corporation presently has
authority to issue 1,300,000,000 shares of capital stock, of the par value $.001 each (the "Shares"), having an aggregate par value of $1,300,000. As provided in the Restated Articles of Incorporation of the Corporation, as amended (hereinafter called the "Articles"), the term "Class," as used in these Articles Supplementary, shall mean a separate and distinct class of Shares provided for in the Articles or from time to time created by the Board of Directors of the Corporation pursuant to Articles
Supplementary, and the term "Series," as used in these Articles Supplementary, shall mean a series of Shares to which any two or more Classes are allocated by the Board of Directors. The Shares presently constitute fourteen Classes, with two of the Classes allocated to one Series. The authorized shares of the Corporation are classified and designated as Fundamental Equity Portfolio, consisting of 50,000,000 Shares; Calibrated
Dividend Growth Portfolio, consisting of
50,000,000 Shares; Bond-Debenture Portfolio, consisting of 200,000,000 Shares; Developing
Growth Portfolio, consisting of 50,000,000 Shares;
Growth Opportunities Portfolio, consisting of
50,000,000 Shares; International Core Equity
Portfolio, consisting of 50,000,000 Shares;
International Opportunities Portfolio, consisting of
50,000,000 Shares; Classic Stock Portfolio, consisting of 50,000,000 Shares; Mid-Cap Stock
Portfolio, consisting of 200,000,000 Shares; Total
Return Portfolio, consisting of 50,000,000 Shares;
Value Opportunities Portfolio, consisting of
50,000,000 Shares; Short Duration Income Portfolio, consisting of 200,000,000 Shares; Variable Contract
Class, consisting of 200,000,000 Shares; and Pension Class, consisting of 50,000,000 Shares. The existing Series has been designated Growth and Income Portfolio, to which Variable Contract Class and Pension Class have been allocated.
      SECOND: Pursuant to the power and
authority of the Board of Directors to classify and reclassify unissued shares of stock of the Corporation, pursuant to the authority granted by
Section 1 of Article V of the Articles, the Board of
Directors hereby reclassifies the 50,000,000 Shares previously classified as Value Opportunities
Portfolio as authorized but unclassified and unissued shares of the Corporation.
      THIRD: Subject to the power of the Board of Directors to classify and reclassify unissued shares, all Shares hereby reclassified as specified in Article Second above shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of unclassified Shares set forth in Article
V of the Articles and shall be subject to all other provisions of the Articles relating to stock of the Corporation generally.
      FOURTH: These Articles Supplementary do
not increase the authorized stock of the Corporation.
      FIFTH: Following the reclassification of
Shares as specified in Article Second above, the Corporation has authority to issue 1,300,000,000 shares of capital stock, of the par value $.001 each, having an aggregate par value of $1,300,000. The
Shares constitute thirteen Classes, with two of the Classes allocated to one Series. The authorized shares of the Corporation are classified and designated as Fundamental Equity Portfolio, consisting of 50,000,000 Shares; Calibrated
Dividend Growth Portfolio, consisting of
50,000,000 Shares; Bond Debenture Portfolio, consisting of 200,000,000 Shares; Developing
Growth Portfolio, consisting of 50,000,000 Shares;
Growth Opportunities Portfolio, consisting of
50,000,000 Shares; International Core Equity
Portfolio, consisting of 50,000,000 Shares;
International Opportunities Portfolio, consisting of
50,000,000 Shares; Classic Stock Portfolio, consisting of 50,000,000 Shares; Mid-Cap Stock
Portfolio, consisting of 200,000,000 Shares; Total
Return Portfolio, consisting of 50,000,000 Shares;
Short Duration Income Portfolio, consisting of
200,000,000 Shares; Variable Contract Class, consisting of 200,000,000 Shares; Pension Class, consisting of 50,000,000 Shares; and 50,000,000 unissued and unclassified Shares. The existing
Series has been designated Growth and Income
Portfolio, to which Variable Contract Class and
Pension Class have been allocated.
      SIXTH: The Corporation is registered as an open-end company under the Investment Company
Act of 1940. The shares of stock of the Corporation hereby classified as specified in Article Second above have been duly classified or reclassified by the Board of Directors under the authority contained in the Articles.
      SEVENTH: Pursuant to 2-208 (d)(2) of the
Maryland General Corporation Law, these Articles
Supplementary shall become effective on September
29, 2017.
      IN WITNESS WHEREOF, the Corporation
has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and Secretary and attested by its Vice President and Assistant Secretary on September 22, 2017.

 LORD ABBETT SERIES FUND, INC.
 By:	/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary

ATTEST:
/s/ Brooke A. Fapohunda
Brooke A. Fapohunda
Vice President and Assistant Secretary


      THE UNDERSIGNED, Vice President and
Secretary of LORD ABBETT SERIES FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his or her knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties for perjury.

 /s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary


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